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EXHIBIT 10.2

[English translation to be provided by amendment]

                            CONVENTION DE FINANCEMENT

                                   DE BALANCE

                                        N

                            CONDITIONS PARTICULIERES

Denomination sociale du Client:  CXR S.A.S.,

dont le siege social est rue de l'Ornette - 28410 Abondant

Siren n 785 754 706

ARTICLE 1:  CHAMP D'APPLICATION
-------------------------------

Nature des produits                          fabrication et vente de materiels
                                             de transmission,

                                             entreprises industrielles et
Types de debiteurs                           commercials, debiteurs publics,

Portee territoriale                          France metropolitaine, Royaume-Uni,
                                             Belgique et Espagne,

Duree maximum de credit-initial debiteur     130 jours,

Conditions de paiement habituelles           de 30 a 90 jours fin de mois le 10.

ARTICLE 2:  CESSION DES CREANCES
--------------------------------

Periodicite                                  hebdomadaire.

Justificatifs a premiere demande             factures, bons de commande et bons
                                             de livraison.

ARTICLE 3:  POURCENTAGE ET ENCOURS MAXIMUM DE FINANCEMENT
---------------------------------------------------------

80% (quatre vingt pour-cent) des creances agreecs.

Encours de financement maximum autorise: 1.200.000 E (un million deux cent mille curos).

L'encours finance par debiteur no pourra pas exceder 10% (dix pour-cent) de l'encours de financement.

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ARTICLE 4:  REMUNERATION
------------------------

4.1. Commission de Flux:

Il est fixe un forfait annuel de commission de flux de 32.004 E H.T. (trente deux mille quatre euros).

Le forfait precite sera du quelle que soit la duree effective de la convention et il sera tacitement reconduit tous les ans a compter de la date de prise d'effect de la convention.

Sa perception sera fractionnee en douze echeances mensuelles de 2.667 E H.T. (deux mille six cent soixante sept euros) a compter de la date de prise d'effet de la convention.

4.2. Commission de Financement:

Le taux annuel hors T.V.A. de cette commission applicable a l'cncours de financement est fixe au taux de la moyenne du marche monetaire dit T4M, augmente de 1.60 (un virgule soixante pourcent) point.

Les prelevements operes dans des monnaies autres que l'Euro seront indexes sur le taux IFN Export.

Lex taux T4M et IFN Export resultent de la moyenne arithmetique, pour chaque mois calendaire, des TEMPE* ou des taux journaliers de la devise de reference sur le marche monetaire, de la periode allant du premier jour ouvre jusqu' a l'avant dernier jour ouvre du mois considere.
(* Taux Moyen Pondere en Euros du Marche Monetaire defini quotidiennement par la Banque Centrale Europeenne).

ARTICLE 5:  FRAIS ANNEXES
-------------------------

Recherche et/ou fourniture de duplicata d'un etat delivre gratuit. IFN Finance ne fera pas de recherche ni ne fournira de duplicata d'etats ages de plus d'un an.
Frais d'ouverture de compte bancaire dedie: 1,000 E H.T.
Frais de reclamation au Client de documents contractuels: 180 E H.T. l'unite.

ARTICLE 6:  PRISE D'EFFET
-------------------------

La convention prend effet pour les facturations a compter du jour de la signature.

ARTICLE 7:  GARANTIES A FOURNIR
-------------------------------

La presente convention ne prend effet qu'a la remise d'un engagement de caution solidaire par:

-MicroTel International Inc dont le siege social est situe a: 9485 Haven Avenue, Suite 100-- Rancho Cucamonga, CA, USA 91730.

ARTICLE 8:  RETENUE DE GARANTIE
-------------------------------

> Montant           :      120,000 E (cent vingt mille euros).

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> Constitution      :      10% (dix pour-cent) des montants des creances cedees.

ARTICLE 9:  DIVERS
------------------

> Le Client s'engage a communiquer les comptes consolides et la liasse fiscale 2002 complete avec les rapports du commissaire aux comptes, respectivement avant le 31 mai 2003 ct 20 juin 2003

> Le Client certifie expressement ne pas avoir souscrit de police d'assurance credit. En consequence, les dispositions de l'article 10 des conditions generales sont nulles et non avenues. Toutefois, dams l'hypothese ou le Client sourscrirait ulterieurement une police d'assurance credit, il s'engage a appliquer immediatement les dispositions visees a l'article 10 precite.

Tous nos prix, taux de commission et frais mentionnes seront majores de la T.V.A. au taux en vigueur en cas d'assujettissement a la T.V.A. de cette operation.

Fait a Paris, le 8 April 2003
en deux exemplaires originaux remis a chacune des parties.
Signature autorisee et cachet commercial.

NON DU SIGNATAIRE: Graham Jefferies

QUALITE: Directeur General



Le Client                                           IFN Finance

(Lu et approuve)



Lu et approve

/s/ GRAHAM JEFFERIES

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                            CONVENTION DE FINANCEMENT
                                   DE BALANCE

--------------------------------------------------------------------------------

                              CONDITIONS GENERALES

--------------------------------------------------------------------------------

Entre in Societe, designec dans les conditions particulieres et par le cachet commercial appose sur les presentes conditions generales, ci-apres dennommee "Le Client", et
IFN Financee S.A., au capital de 9.451.839 E, immatriculee au R.C.S. de Nanterre B 410 750 863 dont le siege social est a Levallois-Perret (92300). 39 rue Anatole France, ci-apres denommee "IFN Finance", il a ete arrete et convenu ce qui suit:

IFN Finance en consideration des dirigeants du Client et des informations pontees a sa connaissancc par ce dernier, accepte de conclure une convention de Financement de Balance avec le Client, la presente convention est constituee des conditions generales ci-apres et des conditions particulieres en annexes.

ARTICLE 1:  OBJET DE LA CONVENTION
----------------------------------

IFN Finance s'engage, contre remuneration et dans les conditions de la presente convention, a financer les creances commerciales ou professionnelles representatives de la balance debiteurs du Client arretee chaque fin de semaine.

ARTICLE 2:  CHAMP D'APPLICATION
-------------------------------

La convention s'applique aux creances nees de ventes fermes de biens livres et aux creances correspondant a des prestations de services rendues. Le Client cede a IFN Finance l'integralite des creances comprised dans le champ d'application de la presente convention et s'lnterdit, pendant la duree de la convention, de conclure tout autre contrat ou convention quelconque permettant a un tiers de venir es concours avec IFN Finance.

Sont exclues du champ d'application de la presente convention

         o les creances d'ncomptes, les creances correspondant a des ventes en depot ou consignation, a des ventes donnent lieu a une facturation parrielle, provisuire ou proforma,
         o les creances de frais, agios ou penalties restant a la charge des debiteurs,
         o les creances sur les fournisseurs du Client ou sur les enterprises sur lesquelles le Client exerce un controle effectif en participant soit:
              o    a leur direction ou gestion,
              o a leur structure financiere ou qui reciproquement exercent un controle effectif dans les memes conditions.

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Le respect du champ d'application, tel que precise aux conditions particulieres, incombe uniquement au Client, IFN Finance n'ayant aucun controle a effectuer.

ARTICLE 3:  CONVENTION DE COMPTE COURANT
----------------------------------------

Toutes les operations traitees en execution de la presente convention sont enregistrees dans un compte courant ouvert au nom du Client dans les livres de IFN Finance; les dettes et creances reciproques, reputes connexes et indivisibles, se traduisent en articles de debit et de credit, et se compensent enire elles.

Le compre courant ouvert au nom du Client sera tenu en Euros, Les operations effectuees, par commodite pour le Client, dans d'outres monnaies pouront a tout moment, aur l'initiative de IFN Finance, ette converties dans la monnaie du compre courant, au cours du jour de ladite conversion IFN Finance aura le faculte, si necessiare, d'oxecuter les pretevements sur le compte courant en devises.

En cas de pluralite de comptes, notamment en eas d'operations a l'exportation, ceux-ci constituent que de simples rubriques du compte courant avec toules les consequences qui s'y attachent et cela quelles que soient les devises dans lesquelles les opertions auront pu etre traitees.

A l'expiration du preavis de resiliation de la convention souvre la periode de cleture du compte courant; le solde definitif en este etabli apres denouement des operations.

Le Client autorise IFN Finance a inserire au debit du compte courant le montant des creances dont elle aurait acquis la propriete dans le cadre d'un contrat conclu avec an fournisseur du Client.

ARTICLE 4:  DEBITEURS, AGREMENTS ET DISPOSITIONS DIVERSES
---------------------------------------------------------

Le Client soumet chacun de ses debiteurs representatif d'un encours superieur a une limite de 100,000 E (cent mille euros) a l'agrement prealable de IFN Finance en lui fourmissant toute indication utile a son identification ainsi que toute information relative e leurs relations commerciales: modalites de paiement, litiges et retards de paiement.
En cas d'information inexacle ou incomplete, l'agrement est considere comme nul. Sauf decision contraire de IFN Finance, les autes debiteurs sont reputes aulurnaliquement agrees.

Les decisions relatives aux agrements ont un caractere confidential et cont reserves a l'usage exclusif du Client; celui-ci s'interdit d'en faire etat supres des tiers, y compris supres des debiteurs en cause.

Les agreements, delivers per derit, portent sur un montant toutes taxes comprises. Ils determinent, a l'exclusion d'une quelconque garante, l'encours de creances agrees per IFN Finance sur les debiteurs consideres.

La reduction ou la resiliation des agreements peut intervenir a tout moment; ces decisions sont communiquees au Client par tout moyen et prennent effet

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immediatement. Dans dere demiere hypothese, l'encoure de creances agrees par IFN
Finance ne saurait exceder la limite precitee de 100,000 E (cent mille euros).

IFN Finance ouvira dans ses livres chaque compte debiteur du Client. A cene fin, le Client lui communiquera un fichier debiteurs mentionnant les informations suivantes: numeros de comptes, denominations sociales, numeros Siren, adressess et numeros de telephone.

IFN Finance ouvrira egalement dans ses livres un compte debiteur centralisateur ou aeront comptabilises:

         - au credit le solde du compte bancairre dedie vise a l`article 7 des presentes conditions generales.
         - au credit le cumul des ceritures (reglements et notes de debit de toute nature operees par les debiteurs) en instance de lettrage selon l' annexe visee e l'article 5 de la presente convention.
         -    au debit l'encours des effets remis a l'encaissement sur le compte bancaire dedie precite (sous reserve que le Client credite ses comptes debiteurs par le debit d'un compte (Debiteurs - Effts a recevuir) selon l'annexe visee a l'article 5 des presentes conditions generales.

ARTICLES 5: CESSION DES CREANCES
--------------------------------

La cession des creances en pleine propriete au profis de IFN Finance s'upere en application des articles L. 313-23 a L. 313-34 du Code Monetaire et Financier ayant repris les dispositions de la loi n 81-1 du 2 janvier 1981, dite "Loi Dailly".
La periodieite de cession correspond au dernier jour ouvre de chaque semaine. En consequence, le montant des creances cedees. le cas echeant minore des ecritures en instance de lettrage sera strictement representatif de la balance debiteurs du Client a la date de la cession.

Les bordoreaux de cession, etablis selon un modele dument agree par IFN Finance dent le Client reconnait expressement avoir recu un exemplaire, mentionneront les informations suivantes:

         - dates, numeros, montants toutes taxes comprises, echeances, cumul total des factures et avoirs cedes.
         -    numeros de compte des debiteurs factures,
         - et en annexes le detail et le cumul des ceritures en inslance de lettrage et l'encours des effets remis a l'encaissement sur le compte bancaire dedie.

Dans l'hypothese ou le Client aurait recu en effet de commerce afferent a une ou des creances n'ayant pas fait l'objet de cession prealable car etablies postericurement a la derniere cession de creances, il s'engage a differer la complabilisation de l'effet considere jusqu'a la prochaine cession hebdomadaire.

La Client s'oblige a regulariser tout document utile a la realisation de la cession.

La facturation sera libellee en euros.
Le Client garantit que les factures, et notamment le credit initial accorde aux debiteurs, sont conformes a la regiementtion en vigueur.


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Le Client appose sur chaque facture une clause de paiement en fuveur de IFN
Finance conformes au modele joint en annexes. Du seul fait de la cession d'une facture a IFN France, le Client garantit que l'original, revetu de la clause de paiement, a ete prealablement adresse su debiteur.

IFN Finance inserit lors de chaque cession hebdumadaire de creances:

Ecriture 1:       credit ou debit de chaque compte debiteur des factures et
                  evoirs afferents au bordereau de cession de la semaine
                  precedente,
Contrepartie 1:   debit du compte courant du Client du cumul total du bordereau de cession de la semaine precedente.
Ecriture 2:       credit ou debit du solde du compte debiteur centralisaieur.
Contreparte 2:    debit ou credit a due concurrence du compte courant du Client.
Ecriture 3:       debit ou credit de chaque compre debiteur des factures et
                  avoirs afferents au bordereau de cession de la semaine
                  consideree,
Contrepartie 3:   credit du compte courant du Client du cumul total du bordereau de cession de la semaine consideree.
Ecriture 4:       credit due compte debiteur centralizateur du cumul des
                  ecritures en instance de lettrage annexe au bordereau de
                  cession de la semaine consideree
Contrepartie 4:   debit a due concurrence du compte courant du Client.
Ecriture          5: debit du compre debiteur centralisateur de l'encours
                  des effets remis a l'encaissement sur le compte bancaire
                  dedie annexe au bordereau de cession de la semaine
                  consideree.
Contrepartie 5    credit a due concurrence du compte courant du Client.

ARTICLE 6:  JUSTIFICATIFS
-------------------------

Le Client duit joindre aux borderaux de cession une cople certifiee sincere et conforme de sa balance debiteurs a la date consideree. A tout moment, IFN Finance pourra exiger du Client le respect des dispositions suivantes

         -    la remise des origineux de factures,
         - la remise des duplicata de factures obligatoirement accompagnes des notes d'acceptation de cession de creances professionelles signes et tamponnes des debiteurs,
         - la remise de tous les documents qu'elle jugors necessaire pour etablir la preuve de la creance.
         - la verification par tous moyens du bien-fonde des avoirs ou notes de debit,
         - l'autorisation de plein droit de verifier aupres des debiteurs, par tous moyens, la realite des creances qui lui auront ete cedees.

ARTICLE 7: RECOUVREMENT ET ENCAISSEMENT
---------------------------------------

IFN Finance, devenue proprietaire des creances, a seole qualite pour proceder a leur recouvrement, a l'encaissement des reglements afferents comme pour accorder tout report, prorogation ou agrrangement.
Eu egard sux performances du Client relatives a la gestion de son poste debiteurs constatees par IFN Finance a la signature de lu presente convention, celle-ei mandate le Client, pour effecruer pour ses ordre et compte, la gestion, le recouvrement et l'encaissement des creances cedees.


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En contrepartie, le Client s'engage a veiller a la constance des performances precitees pendant la duree de la presente convention notamment par le strict respect de sa procedure interne de recouvrement dont un exemplaire, date, vise et tamponne par les deux parties, constitue unc annexe a la presente convention. Toute modification apportee a la procedure consideree devra faire l'objet de l'accord prealable de IFN Finace.

Le mandat vise a l'alinca precedent du present article est revocable par IFN Finance a tout moment et par tout muyen. Dans ee dernier cas, le Client's engage formellement a:

         - cesser de recouvrer los creances cedees et de collector directement les titres de paiement afferents,
         - apporter a IFN Finance toute l'assistance necessaire, notainment en cas d'application de la clause de reserve de propriete et doit l'aviser, sans delai, de tout evenement pouvant retarder, minorer ou comprometure les paiements en instance de recouvrement.

En toote hypothese, IFN Finance se reserve la faculte, sans formalisme particulier a l'egard du Client, d'intervenir imediatement aupres des debiteurs par tous moyens de san choix.

Le Client's s'engage a remettre immediatement sur un compte bancaire dedie ouvert au nom de IFN Finance, les titres de paiement relatifs aux factures cedees er a faire figurer les coordonnees dudit compte, qui lui seront communiquees par lettre separee, sur toutes les factures cedees.
IFN Finance debitera periodiquement le solde crediteur du compte bancaire dedie vise au present article par le credit du compte debiteur centralisateur.

Dan les cas ou le reglement d'une creance cedee est encaisse par le Client sur un compte bancaire a son nom, celui-ci est repute le resevoir en qualite de mandataire de IFN Finance et, sans delai, doit lui rembourser le montant des sommes recues par virement.
A defaur, outre les sanctions prevues a l'article 14 des presentes conditions generales, IFN Finance est autorisee a reduire d'autant le droit a preivement du Client vu a contre-passer les sommes en question au debit de son compte courant.

Le Client s'oblige a indiquer IFN Finance comme beneficiare sur les effects de commerce qu'il tice. Il lui donne pouvoir, a titre de mandat d'inierer commun, d'endosser en ses lieu et place tous les titres de paiement quelle pourrait recevoir et qui seraient libelles au nom du Client; le Client s'interdit de revoquer ce pouvoir avant l'etablissement du solde definitive du compte courant.

En cas de contestation d'une creance cedee par un debiteur, le Client dispose d'un delai maximum de trente jours a compter de la date a laquelle il en a eu connaissence, pour la resoudre, c'est-a-dire pour obtenir du debiteur un accord de paiement integral. Dans le cas nu le litige n'est pas resolu dons le delai imparti, IFN Finance est en drot de debiter le compte courant du Client du montant de la creance contestee.

ARTICLE 8:  FINANCEMENT DES CREANCES
------------------------------------

Le solde disponible pour le Client resulte du solde du compte courant, apres deduction de la retenue de garantie fixee aux conditions particuliers et des

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creances non agrees au echues depuis plus de trents jours, dans la limite du pourcentage de financement et do l'encours de financement maximum autorise defines aux conditions particulieres.

L'encours de financement augmente au debit de tous les pretevements en compte courant et diminue au credit des reglements des debiteurs ou du Client definitivement encaisses par IFN Finance. Son solde debiteur constitue l'assiette de la commission de financement definie aux conditions particulieres.

Le Client a le droit de prelever, a tout moment, tout ou partie du solde disponible sur demande ecrite addressee a IFN Finance.

Ce droit a pretevement est limite au seul solde disponible du compte courant. La regularisation d'un eventuel solde disponible negatif doit intervenir dans les meilleurs delais; des interers au taux de la commission de financement majore de deux points seront percus jusqua cette regularisation. Les deductions operees de droit par le debiteur, telles que rahais nu autres, les litigers non resolus et les reglements non ressitues, restent a la charge du Client et serent deduits du solde disponible.

Outre les dispositions de l'article 14 des presentes conditions generales, IFN Finance pourra, a titre conservatoire, suspendre partiellement ou totalement les pretevements du Client en cas d'inexecution par ce dernier d'une de ses obligations contractuelles.

ARTICLE 9:  RETENUE DE GARANTIE
-------------------------------

Le Client demande a IFN Finance de constitutes dans les conditions ci-apres prevues et selon les modalites figurant aux conditions particulieres, une retenue de garantie conferee a IFN Finance pour surete en principal, commissions, frais et accessories de toutes les obligations du Client envers cette definiere au titre de la presente convention.
Cette retenue de garantie, constiutive d'un gage-especes, non remuneree et indisponible pour le Client sera comptabilisee dans unc rubrique speciale du compte courant. Le compte de retenue de garantie sera credite par le debit du compte courant.
IFN Finance pourra prelever a tout moment les sommes necessaries a la couverture de ses creances et de ses recours sur le Client, la retenue de garantie etant alors reconstituee pour atteindre le niveau convenu dans les conditions particulieres, sans jamais pouvoir descendre en dessous du seuil fixe aux dites conditions.
Le montant de retenue de garantie ne saurait etre inferieur aux encour's cumules de litiges non resolus, d'avoirs a etablir ou en instance de cession. de risournes, remises ou bonifications de fin d'annee et de participations publicitaires.
Durant le preavis de resiliation, le montant et le seuil de retenue de garantie fixes aux conditions particulieres seront majores de cinquante pour-cent. Sauf accord expres et prealable de IFN Finance, les sommes constituant la retenue de garentie ne peuvent faire l'objet de la part du Client d'sucune cession nu nantissement au profit d'un tiers.
Le solde de la retenue de garantie, qui constitue un article de compte courant du Client, fait naitre a son profit le cas echeant une creance en restitution (apres compensation de plein droit avec le solde debiteur du compte courant) a la cloture des operations.

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ARTICLE 10: ASSURANCE CREDIT
----------------------------

Le Client delegue a IFN Finance le droit a indemnite decoulant de la police d'assurance credit qu'il a souscrite et s'oblige donc a faire toute demarche utile supres de l'Assureur Credit a l'establissement d'un avenant de delegation su benefice de IFN Finance.

Cet avenant de delegation devra erre signe par le Client, IFN Finance et l'Assureur Credit au plus tard un mois a compter de la signature de la presente convention.

L'existence de la police d'assurance credit constitute pour IFN Finance un element determinant de son consentement a la conclusion de la presente convention; en consequence, en cas de non-renouvellement, de resiliation anticipee ou de tout evenement en empechant l'application, IFN Finance se reserve le droit de resilier la presente convention.

Le Client fournira a IFN Finance, des leur reception ou etablissement

         -    la copie de la poice et de sea avenants eventuels.
         - la copie des agrements et/ou des resilitations d'agrements delivres par l'Assureur Credit.
         - tout documents etablissant que les obligations de la police sont pencruellement respectees, notamment declaration d'aliment, declaration de sinistre, paiement des primes.

Le Client autorise IFN Finance a communiquer a l'Assureur Credit et a recueillir supres de celui-ei toute information relative a son activite, sa clientele et tout incident pouvant survenir a l'occasion du traitement des operations.

ARTICLE 11:  REMUNERATION DE IFN FINANCE
----------------------------------------

Le Client et IFN Finance conviennent dans les conditions particulieres de la remuneration de IFN Finance.
Les taxes, droits fiseaux ou sutres existants ou a venir, afferents sux operations prevues par la presente convention, les frais et commissions bancaires, les charges induites par la gestion, le recouvrement et l'encaissement par IFN Finance des creances cedees, dan l'hypothese de la revocation du mandat vise a l'article 7 des presentes conditions generales, sont a la charge exclusive du Client. Le risque de change n'est jamais supporte par IFN Finance.

ARTICLE 12: INFORMATIONS
------------------------

IFN Finance informe ponetuellement le Client des operations relatives aux creances cedees en lui adressant les etats correspondants ninsi qu'un releve mesuel recapitulant les operations intervenues dans le mois ecoule; tout ecriture passee en compte courant est reputee acceptee par le Client si elle n'est pas contestee dans le mois qui suit la date du releve mensuel nu elle figure.

Le Client informe IFN Finance de tout evenement important pouvant affecter son exploitation, la repartition de son capital ou se direction.

Le Client transmet a IFN Finance des leur etablissement nu leur actualisation et au plus tard selon les periodicites legales ou mentionnees, les documents suivants:


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         -    Extrait K-Bis et statuts,
         -    conditions generales de vente,
         - bilan, compte de resultat et annexes certifies sinceres et conformes,
         -    rapports general et special du commissariat aux comptes,
         - situation trinestrielle d'exploitation, au plus tard un mois apres la cloture du trimestre civil,
         - formulaire d'audit de IFN Finance doment renseigne a premiere demande de cette demiere.

Le Client dispose d'un delai de trois mois, a compter de la premiere cession de creances, pour communiquer a IFN Finance selon les periodicites mentionnees, les documents ci-dessous egulement sous format informatique dument agree par IFN Finance.

         - Lors de chaque cession de creances: bordereaux de cession de creances.
         - Mensuellement: fichier debiteurs et/ou a premiere demande de IFN Finance, d'autres documents que cette derniere jugerait necessaries pour un bon suivi de l'evolution des creances cedees et ee, pendant toute la duree de la presente convention

ARTICLE 13 OBLIGATIONS GENERALES
--------------------------------

         - IFN Finance se voit reconnaitre pur le Client le droit de proceder a tout moment a toute verification notamment des pieces comptables) qui lui paralua utile.

         - La Client garantit le caractere liquide, certain et exigible des creances cedees et confirme a priori que ses livraisons ou prestations ne souleveront pas de contestation notamment technique ou commerciale.

         - Lorsque son activite consiste en la livraison de biens, le Client, sauf accord expres et prealable de IFN Finance, s'oglige a vendre avec reserve de propriete.

         - Le Client devra prendre toutes dispositions pour degager IFN Finance de toute responsabilite en cas de perte ou destruction de la chose vendue et d'une maniere generale, pour tous dommages occasionnes a des tiers.

ARTICLES 14 PRISE D'EFFET, DUREE ET RESILIATION DE LA CONVENTION
----------------------------------------------------------------

La presente convention prend effet a compter du jour de sa signature; elle est conclue pour une duree indeterminee.

Chacune des parties peut y mettre fin, a tout moment, par lettre recommandee avec accuse de reception, en respectant un preavis de trois mois. Sauf accord de IFN Finance, l'encours de financement durant ce previs ne pourra pas exceder celul existant le jour de la resiliation.

IFN Finance peut resilier de plein droit la convention sans preavis dans les eas suivants:

         - force majeure (incendie, greve, destruction ou impossibilite materielle pour IFN Finance d'exercer son activite, etc.).
         - degradation significative de la situation financiere du Client ou denonciation des garanties donnees a IFN Finance.

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

         - comportement gravement reprehensible du Client notamment caracterise par les faits suivants:
              - absence d'information de IFN Finance par le Client, sous en delai maximum de cinq jours ouvres, de modification substantielle
              -    de sa situation juridique ou commerciale ou de sa direction,
              - irregularites dans la compabilite du Client ou des elements de sa gestion,
              - cession par le Client d'une facture non causee ou d'un avoir non motive.
              - non restitution de fonds recus des debiteurs relatifs a des factures cedees a IFN Finance.
              - solde disponible negatif du compte courant non resorbe dans les conditions prevues a l'article 8 de la presente convention.
              - manquement du Client a son devoir d'information tel que defini a l'article 12 de la presente convention.
              - manquement d'une maniere generale du Client a ses obligations contractuelles.

              Dans cette hypothese, IFN Finance pourra exiger le remboursement immediat des avances sur les creances non recouvrees supres eos debiteurs et le Client sera dechu de tous ses droits.

La fin de la convention no privera pas IFN Finance des son droit de percevoir des debiteurs du Client le reglement de toutes creances, ni le Client de recevoir de IFN Finance tous montants qui lui sont dus.

ARTICLE 15: TRANSFERT DE LA PRESENTE CONVENTION
-----------------------------------------------

Tour transfert, total ou partiel, sous queique forme que ce soit, du beneflee des dispositions de la presente convention par le Client au profit d'un tiers est soumis a l'autorisatiun prealable expresse de IFN Finance.

ARTICLE 16: ATTRIBUTION DE COMPETENCE ET LOI APPLICABLE
-------------------------------------------------------

Tour litige relatif a l'execution, l'intrerpretation ou la resiliation de la presente convention sera de la compotence exclusive du Tribunal de Commerce de Paris, la loi francaise etant seule applicable.

Fait a Paris le 8 avril 2003
en deux exemplaires originaux, remis a chacurie des parties.
Signature autorisee et cachet commercial.

NOM DU SIGNATAIRE: Graham Jefferies

QUOILTE: Directeur General

Le Client                                                            IFN Finance
(Lu et approuve)

Lu et approve

/s/ GRAHAM JEFFERIES

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